UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2018

NINE ENERGY SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38347	80-0759121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Kirby Drive, Suite 200

Houston, Texas 77019

(Address of Principal Executive Offices)

(281) 730-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2018, Richard S. Woolston notified Nine Energy Service, Inc. (the “Company”) of his intention to resign as Chief Accounting Officer of the Company. Mr. Woolston’s resignation becomes effective on September 4, 2018, but he will remain a full-time employee of the Company through April 2019 to assist with the transition to a new Chief Accounting Officer. On September 4, 2018, the Company announced that Steven Brett Luz will be replacing Mr. Woolston as Chief Accounting Officer of the Company.

Mr. Luz, age 41, joined the Company on September 4, 2018. He most recently served as Vice President and Chief Accounting Officer at Willbros Group, Inc., an engineering and contracting firm, a position he held from September 2017 through August 2018. Mr. Luz served in several other positions at Willbros Group, Inc. since April 2011, including as Corporate Controller, Reporting from July 2016 to August 2017, Assistant Corporate Controller from May 2014 to July 2016, Director, Financial Reporting and Analysis from June 2013 to May 2014, and as Senior Manager, Financial Reporting and Analysis from April 2011 to June 2013. From January 2003 to April 2011, Mr. Luz served in several positions with PricewaterhouseCoopers LLP, a multinational accounting firm. He graduated from Texas Christian University in 1999 with a Bachelor of Business Administration in Accounting and Finance and is a Certified Public Accountant.

During his employment with the Company, Mr. Luz will receive an annualized base salary of $250,000 and will be eligible to participate in the Company’s annual cash incentive bonus program, with a target annual bonus equal to 50% of his base salary. In addition, in connection with his appointment, Mr. Luz will receive a one-time restricted stock award under the Nine Energy Service, Inc. 2011 Stock Incentive Plan, as amended and restated on February 28, 2017, with a grant date value equal to approximately $275,000, which award will vest in three substantially equal installments on the first three anniversaries of the date of grant, subject to Mr. Luz’s continued employment at the Company through the applicable vesting date.

There are no family relationships between Mr. Luz and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Luz and any other persons pursuant to which he was selected as Chief Accounting Officer.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Mr. Luz as Chief Accounting Officer of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 4, 2018, titled “Nine Energy Service Names Brett Luz Chief Accounting Officer”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2018

NINE ENERGY SERVICE, INC.

	By:	/s/ Theodore R. Moore
Theodore R. Moore
Senior Vice President and General Counsel

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